Ex. T3B.43
UNO ENTERPRISES, INC.

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BYLAWS

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ARTICLE I
OFFICES

Section 1.  The registered office shall be located in Glen Allen, Virginia.
Section 2.  The corporation may also have offices at such other places both within and without the State of Virginia as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.  All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.
Section 2.  Annual meetings of shareholders, commencing with the year 2004, shall be held on the second Wednesday in February if not a legal holiday, and if a legal holiday, then on the next secular day following, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.
Section 3.  Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE
SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Virginia as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board of directors, the president, or the board of directors.
Section 3.  Written or printed notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Notwithstanding the preceding paragraph, notice of a shareholders’ meeting to act on an amendment of the articles of incorporation, on a plan of merger or share exchange, on a proposed sale of assets other than in the regular course of business, or on a plan of dissolution shall be given, in the manner provided herein, not less than twenty-five nor more than sixty days before the date of the meeting.  Any such notice shall be accompanied by a copy of the proposed amendment, plan of merger, or share exchange, or plan of proposed sale of assets.
Section 4.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF SHARES

Section 1.  A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter except as other-wise provided by statute or by the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.  If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by law or the articles of incorporation.
Section 3.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the articles of incorporation or law provide otherwise.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
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In all elections for directors, each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected, or if the articles of incorporation so provide, to cumulate their votes and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.
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Section 4.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
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ARTICLE V
DIRECTORS

Section 1.  The number of directors shall not be less than one nor more than five.

Directors need not be residents of the State of Virginia nor shareholders of the corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.
Section 2.  Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of the directors remaining in office.
Section 3.  The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
Section 4.  The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Virginia, at such place or places as they may from time to time determine.
Section 5.  The board of directors, by the affirmative vote of a majority of the directors hen in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the board of directors, regular or special, may be held either within or without the State of Virginia.
Section 2.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected rectors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
Section 4.  Special meetings of the board of directors may be called in like manner and on like notice on the written request of two directors.
Section 5.  Attendance of a director at any meeting shall constitute a waiver of notice such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  either the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
Section 6.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each director entitled to vote with respect to the subject matter thereof and included in the minutes or filed with the corporate records reflecting the action taken.

ARTICLE VII
COMMITTEES OF DIRECTORS

Section 1.  A majority of the number of directors fixed by the bylaws or otherwise, may create one or more committees and appoint members of the board to serve on the committee or committees.  To the extent provided by the board of directors or articles of incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law.  Each committee hall have two or more members who serve at the pleasure of the board of directors.  Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII
NOTICES

Section 1.  Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by facsimile telecommunication.
Section 2.  Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS

Section 1.  The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
Section 2.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president and one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
Section 3.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Section 4.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6.  The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
Section 7.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation,

THE VICE-PRESIDENTS

Section 8.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
Section 10.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
Section 12.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
Section 13.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of is office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
Section 14.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
CERTIFICATES FOR SHARES

Section 1.  The shares of the corporation shall be represented by certificates or shall be uncertificated.  Certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.
In addition to the above officers, the treasurer or an assistant treasurer may sign in lieu of the secretary or an assistant secretary.
When the corporation is authorized to issue shares of more than one class there shah be set forth upon the face or back of each certificate, or each certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if he corporation is authorized to issue different series within a class, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.
Section 2.  The signatures of the officers upon a certificate may be facsimiles, unless otherwise provided in the articles of incorporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3.  The board of directors may direct a new certificate or uncertificated security to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate or uncertificated security, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5.  For the purpose of determining share-holders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring the determination of shareholders.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been mace as provided in this section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

Section 6.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Virginia.

LIST OF SHAREHOLDERS

Section 7.  The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged by voting group and within each voting group by class or series of shares, with the address of each and the number of hares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal business office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book or to vote at any meeting of the shareholders.

ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS

Section 1.  Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in money or other property subject to any provisions of the articles of incorporation.
Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to  time designate.

FISCAL YEAR

Section 4.  The fiscal year of the corporation shall be fixed by resolution of the boa of directors.

SEAL

Section 5.  The corporate seal shall be in such form as the Board of Directors shall determine or the law require.

ARTICLE XII
AMENDMENTS

Section 1.  These bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the articles of incorporation or law reserve this power to the shareholders.